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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

       NAME OF PARENT                     NAME OF SUBSIDIARY                   PERCENTAGE            STATE OF
       --------------                     ------------------                   OWNERSHIP           INCORPORATION
                                                                               ----------          -------------
Hanover                       Tri-Co. Foods Corp.("Tri-Co")                       100%             Pennsylvania

Hanover                       Spring Glen Fresh Foods, Inc.                       100%             Pennsylvania

Hanover                       Consumers Packing Corporation                       100%             Pennsylvania
                              d/b/a Hanover Foods - Lancaster Division

Hanover                       Hanover Insurance Corporation Ltd                   100%          Grand Cayman, B.W.I.

Hanover                       Nittany Corporation                                 100%               Delaware
                                                                                                   Pennsylvania

Hanover                       Bickel's Snack Foods, Inc.                          100%             Pennsylvania

Tri-Co                        Alimentos Congelados Monte Bello S.A.               100%          Republic of Guatemala

Tri-Co                        Sunwise Corporation                                 100%                Florida


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